                                                                  Exhibit 10.209

                      POST CLOSING AND INDEMNITY AGREEMENT

     THIS POST CLOSING AND INDEMNITY AGREEMENT (this "Agreement") is made and entered into as of the ___day of June, 2004, by and between INLAND WESTERN FULLERTON METROCENTER, L.L.C., a Delaware limited partnership ("Purchaser"), and ANATON ASSOCIATES, a California limited partnership ("Seller"), in connection with the acquisition by Purchaser of that certain property commonly known as Fullerton Metrocenter Shopping Center, Fullerton, California (the "Property").

     WHEREAS, Purchaser is acquiring the Property from Seller (the
"Transaction").

     WHEREAS, in order to proceed with and consummate such acquisition and as a condition to closing the Transaction, Purchaser requires that Seller agree to the obligations set forth below, which are to be performed after such closing.

     NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

     1. TARGETESTOPPEL WORK. Pursuant to an Estoppel Certificate dated June 22, 2004, a copy of which is attched hereto, issued by Target Corporation ("Target") in connection with that certain Declaration and Agreement Establishing Covenants, Conditions, Restrictions and Grants of Easements ("ECR"), Target has alleged a default as described in two (2) default notices each dated April 5, 2004 from Target Corporation to Seller, copies of which are attached hereto. Pursuant to a letter dated June 29, 2004 from Thomas Dobyns to Gary Pechter, Seller has agreed to (i) promptly relocate the trash compactor at Seller's sole cost and expense, and (ii) supply certain documents to Target requested by Target, i.e., an updated rent roll and a management contract. Seller hereby indemnifies Purchaser from any cost, loss or expense resulting from Seller's failure to comply with the foregoing and Seller hereby agrees that notwithstanding Purchaser's assumption of all leases and contracts encumbering the Property, that Seller retains all liability for all common area maintenance reconciliations resulting from audits of any tenant of Target under the ECR accruing for any year prior to 2004.

     2. GROUND LEASE ESTOPPELS. Sellers hereby agree to execute and cause the Phelps to execute Ground Lease Estoppels and Agreements in forms reasonably acceptable to counsel for Bear Stearns Commercial Mortgage, Inc.

     3. MISCELLANEOUS. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of California. The invalidity or unenforceability of any provision of this Agreement shall not affect, modify or impair the validity and enforceability of all other provisions of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their representatives, heirs, legatees, successors, and assigns; provided, however, that Seller shall have no right whatsoever to assign its interest under this Agreement and any such attempted assignment shall automatically be null and void and of no force and effect, and shall be deemed a breach by Seller of its obligations hereunder. No failure or delay by Purchaser in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. No change, amendment or modification of this Agreement shall be binding or enforceable unless in writing and executed by the party to be bound thereby. The covenants, agreements and indemnification provisions contained in this Agreement shall be enforceable notwithstanding the closing of the Transaction. In the event of litigation with respect to any portions of this Agreement, the prevailing party will be entitled to collect all reasonable legal fees incurred in connection with such litigation from the non-prevailing party. Purchaser shall have all remedies available at law and in equity on account of a default by Seller under this Agreement. Time is of the essence of this Agreement and the terms hereof. This Agreement may be signed in counterparts.

     IN WITNESS WHEREOF, the parties have executed this Post Closing and Indemnity Agreement effective as of the first date written above.

                       SELLER:

                       ANALON ASSOCIATES, a California limited partnership


                       By:
                             ------------------------------
                       Its:
                             ------------------------------


                       PURCHASER:

                       INLAND WESTERN FULLERTON METROCENTER,
                             L.L.C., a Delaware limited liability company

                       By: INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., its Sole Member


                             By:  /s/ [ILLEGIBLE]
                                 -----------------
                             Name:
                                  ----------------
                                  Its: agent

                               THOMAS DOBYNS, INC.

                           A PROFESSIONAL CORPORATION

                                 ATTORNEY AT LAW
                         653 SOUTH "B" STREET, SUITE 100
                          TUSTIN, CALIFORNIA 92780-7753
                                 (714) 838-5588
                               FAX (714) 838-1632

Gary Pechter, Sr. Counsel                   June 29, 2004
INLAND REAL ESTATE
     ACQUISITIONS, INC.
2901 Butterfield Road                       via fax to
Oak Brook, IL 60523                         630/218-4900

Re:  Purchase of Fullerton Metrocenter,
     Fullerton, CA.
     ------------------------------

Dear Gary:

Regarding the Target estoppel relating to the CC&R's, I am providing background information to assist in deciding how to handle the so-called "defaults" claimed by Target.

THE TARGET LETTER OF APRIL 5, 2004

     1. Target contends it is entitled to an updated rent roll. Seller disagrees that any provision of the CC&R's requires a disclosure of this kind to Target. However, Target is entitled to square footages which Seller contends has already been provided. However, Seller will provide the square footages again, if necessary.

     2. Target has requested an "explanation and break down" of the Pro Rata Share calculations. Target has been sent the 2003 CAM reconciliation which provides this information. Unless Target has specific questions, Seller does not understand what additional information is needed.

     3. Target cites 12.2.4 of the CC&R's to support its request for an "Operator Agreement". There is nothing in that section or elsewhere that provides for an Operator Agreement and none exists. There is a management contract with Williams Real Estate Management but Seller finds nothing in the CC&R's that requires that be provided. However, because Target is entitled to see the agreement that justifies the property management fee, Seller is willing to provide that document.

Further, please note that when Target assumed the Wards lease in bankruptcy, a "Fourth Amendment to Lease [and Second Amendment to Sublease]" dated as of December 21, 2001, was signed by the parties (the "Fourth Amendment"). In
Section 9 of the Fourth Amendment, Target agreed that it would continue to honor the CC&R's in the same manner that Wards had done including use of CAM Pools and other issues. Seller has continued to bill Target in the same manner that Wards was billed for CAM expenses.

Gary Pechter, Sr. Counsel
INLAND REAL ESTATE
     ACQUISITIONS, INC.
June 29, 2004

Page Two


In general, Target dislikes paying CAM expenses but it agreed to do so in the Fourth Amendment. Also, Target complains that CAM expenses are "too high" yet the issue is not how much is being spent (which is competitive with other similarly situated shopping centers) but the fact that Target has a pro rata share of approximately 47% which Target AGREED TO as the successor to Wards' position.

Target has a mezzanine of approximately 37,311 square feet (inherited from Wards) which Target does not use, at Target's election, but which is included in Target's pro rata share. Finally, Target added a garden area to its retail building which is approximately 10,293 square feet which is also included in its pro rata share.

Thus, Target has ground floor area of 154,739 square feet and mezzanine area of 37,311 square feet for a total area of 192,050 square feet. Seller believes this is the gravamen of Target's compliant and does not amount to a "default".

THE TRASH COMPACTOR ISSUE

I am attaching two (2) letters dated June 18, 2004, which summarizes the background and proposal for resolving this issue. This issue arose only recently due to the tenant build-out for PetsMart. Complete resolution of the issue cannot be accomplished prior to close of escrow. However, the cost of the relocation of the trash compactor will be paid by Seller and Target will incur no expense in rectifying the situation.

Please advise regarding the foregoing.

Best regards,

/s/ Thomas Dobyns
THOMAS DOBYNS

TD-o
xc: client, HBJ, CAJ

                                   [WILLIAMS REAL ESTATE MANAGEMENT, INC. LOGO]

June 18, 2004

Mark G. McGee
Vice President of Operations
1131 N. Blue Gum Street
Anabeim, CA 92815-0309                       Via Facsimile 714/238-3306

Re:  Target Store #1418
     200 W. Orangethorpe
     Fullerton, CA 92832

Dear Mark,

This letter will serve to confirm the situation regarding the trash compactor at the captioned location, so that the Property Development department at Target Corporation has a clear understanding of the current status. Your confirmation of the following facts is valuable to the parties.

1. When the new truck well for PetsMart was installed at Fullerton Metrocenter, the previously clear 225 foot access to the Target trash compactor was partially blocked. An angled access is now required in order to make the connection between the compactor bin and the receiver body in the roll-off truck at the captioned location.

2. During our meetings and discussions, we have jointly developed a modification plan which MG Disposal believer will resolve the alignment/access problem. MG Disposal agreed that relocating the compactor one truck well to the west will completely solve this situation.

3. The proposal submitted by the installing contractor, C. Stonebarn, Inc., includes improvements to the compactor which all parties believe will improve the cleanliness of the area. Specifically, the bottom edge of the receiver connection will be extended to make a better fit given the angle of the truck well bed. This will reduces the amount of trash left in the truck well when the bin is removed.

At this time, final approval of the proposed plan is pending from Target Corporation. The modifications will be made, at the expense of Anaton Associates, immediately upon receipt of this approval.

Mark G. McGee
June 18, 2004
Page 2

Please sign and return one copy of this letter as confirmation that in the interim. MG Disposal is willing to continue working with Target #1418 on their compactor trash removal needs.

If you have any questions, please do not hesitate to contact me.


Very truly,

WILLIAMS REAL ESTATE MANAGEMENT, INC.

/s/ Audrey B. Williams
Audrey B. Williams, CSM. CPM(R)
President

ABW51g


June 18, 2004

The undersigned confirms the above details. During the process of modifying the Target #1418 truckwell, MG Disposal is willing to continue working with Target #1418 on their compactor trash removal needs.

MG Disposal, Inc.

By:  /s/ Mark G. McGee        6/18/04
   ---------------------------------
     Mark G. McGee
     Vice President of Operations

                [WILLIAMS REAL ESTATE MANAGEMENT, INC. LOGO]

June 18, 2004

Heather Ward
Target Corporation
1000 Nicollet Mall
TPN 12-H
Minneapolis, MN 55403

Re:  Target #1418
     Fullerton, CA
     Trash Compactor Relocation - Request for Authorization

Dear Heather,

As discussed, we have worked with MG Disposal (compactor disposal company), Philadelphia Tramrail (compactor manufacturer), C. Stoneham Inc. (compactor installer) and the Target #1418 staff, to develop a plan to resolve the trash compactor alignment/access situation at the captioned location. The relocation of the compactor to the truck well bay immediately to the west of its current location appears to be the most workable solution. I have enclosed a rough sketch to clarify the intent.

The loading area has four truck bays in addition to the compactor bay, which was adapted from an original fifth truck bay. The bay currently used for the compactor can be closed off with cinder block (to match existing) which will increase interior storage, or it can be returned to its original use, at Target's choice.

All costs for this resolution, including compactor relocation, fire sprinkler relocation, alarm system modification and the modification of the fifth bay will be borne by Anaton Associates. Enclosed is a copy of a letter signed by MG Disposal which acknowledges that this solution will resolve their access difficulties and that they have and will continue to haul the compactor from this location. They have welded a new tab to the container which resolved their concerns of earlier this spring.

All of the local parties are anxious to move forward with this work. Please send written approval for Anaton to proceed by whatever method is authorized by Target Corporation in such instances. Work will begin immediately upon receipt of same. We appreciate your assistance in this matter.

Very truly,

WILLIAMS REAL ESTATE MANAGEMENT, INC.


Audrey B. Williams, CSM, CPM(R)
President

ABW51g
Enclosures
cc:  H. Jones w/enclosure


Williams Real Estate Management, Inc. - 125 East Baker Street, Suite 208 - Costa
                                 Mesa, CA 92626
               714/427-5977 - Fax: 714/427-5922 - E-mail: www.wrem.com

                          [TARGET CORPORATION LOGO]

(612) 761-8207
(612) 761-3727 (fax)
Email: Tom.Dawson@Target.com

DHL (Telephone: 714-838-5588)

June 22, 2004

Anaton Associates
c/o Thomas Dobyns, Inc.
653 South "B" Street, Suite 100
Tustin, CA 92780-7753
Attn: Tom Dobyns

RE:  T-1418 FULLERTON, CA
     ESTOPPEL CERTIFICATES (SUBLEASE & DECLARATION)

Dear Mr. Dobyns,

Enclosed please find two (2) multiple originals of each of the above referenced documents, which have been executed by Scott A. Nelson, Vice President of Target Corporation.

These estoppel certificates are strictly limited in scope to those matters required by the terms of the corresponding documents and as advised by counsel.

If you have further questions concerning this matter, please contact me at the telephone number provided above.

Sincerely,

/s/ Tom Dawson

Tom Dawson
Real Estate Dept.
Target Corporation

Enclosure

CC:  Kim Wier (w/o enclosures via E-mail)
     Tami Kurtzweil (w/o enclosures via E-mail)


              Target - Marshall Field's - Mervyn's - target_direct
           Target Financial Services - Target Brands - AMC - DCI
    Property Development, 1000 Nicollet Mall, Minneapolis, Minnesota 55403

                              ESTOPPEL CERTIFICATE

June 22, 2004

Anaton Associates
c/o Thomas Dobyns, Inc.
653 South "B" Street, Suite 100
Tustin, CA 92780-7753

Inland Real Estate Acquisitions, Inc.
Its Successors and Assigns
2901 Butterfield Road
Oak Brook, IL 60523

Re: Estoppel Certificate
    T-1418 Fullerton, CA

Ladies and Gentlemen:

     Reference is made to that certain Sublease dated September 12, 1986 by and between Target Corporation, a Minnesota corporation, successor in interest to Montgomery Ward & Co., Incorporated, an Illinois corporation ("Sub-Landlord") and Anaton Associates, a California limited partnership ("Sub-Tenant"), as amended by that certain First Amendment to Sublease dated April 9, 1987, as amended by that certain Fourth Amendment to Lease and Second Amendment to Sublease dated December 21, 2001, and as memorialized by that certain Memorandum of Sublease dated September 12, 1986, and recorded on May 15, 1987 as Document 87-274838, as amended by that certain incorrectly titled First (should read "Second") Amendment to Memorandum of Sublease dated December 21, 2001, and recorded on February 11, 2002 as Document 20020120386 in Official Records of Orange County, California (the "Sublease").

     As of the date hereof, the undersigned, as a party to the Sublease, does hereby certify as follows:

     1. The undersigned does not know of any default under the Sublease. However Sub-Landlord does not waive or release its right to audit Common Area Billings/statements as reserved in the Sublease or any other documents that Sub-Landlord and Sub-Tenant may be a party to.

     2. There has been no assignment, modification or amendment of the Sublease, except as noted above and the following:

          a. Supplemental Agreement Pertaining to Sublease and Memorandum of Sublease by and between Sub-Landlord and Sub-Tenant dated November 17, 1987, and recorded on February 24, 1988 as Document 88-080160 in Official Records Orange County, California.

     3. There has been no percentage rent paid or sales reports provided by Sub-Tenant to Sub-Landlord from fiscal year 2002 to present.

     4. To the knowledge of the undersigned, the Sublease is in full force and effect.

     5. Please be advised that Sub-Landlord and Sub-Tenant are parties to that certain Declaration and Agreement Establishing Covenants, Conditions, Restrictions and Grants of Easements dated September 12, 1986 by and between Wilson W. Phelps, John W. Phelps and James S. Phelps (collectively "Trustees"), Fullerheim Partners, LTD., a California limited partnership ("Fullerheim"), Anaton Associates, a California limited partnership ("Anaton") and Target Corporation, a Minnesota corporation ("Target"), successor in interest to Montgomery Ward & Co., Incorporated, an Illinois corporation ("Ward") and recorded on May 15, 1987 as Document No. 87-274841, as amended by that certain First Amendment to Declaration and Agreement Establishing Covenants, Conditions, Restrictions and Grants of Easement dated April 9 1987, and recorded on November 17, 1987 as Document No. 87-646471, as amended by that certain Second Amendment to Declaration and Agreement Establishing Covenants, Conditions, Restriction and Grants of Easement dated December 21, 2001, and recorded on February 11, 2002 as Document 20020120384 in Official Records, County of Orange, California (the "Declaration").

The statements contained herein are not affirmative representations, warranties, covenants or waivers, and the undersigned shall not be liable on account of any information herein contained notwithstanding the failure of the undersigned, for any reason, to disclose correct and/or relevant information, however the undersigned shall be estopped from asserting any claim or defense against you to the extent (a) such claim or defense is based upon facts now known to the undersigned which are contrary to the statements contained herein, (b) you have acted in reasonable reliance upon such statements without knowledge of facts to the contrary, and (c) you are a bona fide purchaser or encumbrancer for value of real property which is subject to the Sublease. Notwithstanding anything contained in this Estoppel Certificate to the contrary, nothing contained herein shall be construed as a waiver by the undersigned of (and the undersigned hereby expressly reserves): (a) any audit and/or adjustment rights in the Sublease which have not expired as of the date of this Certificate, and/or (b) any rights to challenge acts committed by Sub-Tenant for which approval by the undersigned was required but was not sought or obtained.

TARGET CORPORATION


By:  /s/ Scott Nelson                                 Dated: 6-22-04
   -------------------------                                --------------------
     Scott Nelson
     Vice President

cc:  David Marquis, Director - Real Estate
     Joanne Sitt, Manager - Property Administration
     Kim Wier, Manager - Property Administration

                              ESTOPPEL CERTIFICATE

June 22, 2004

Anaton Associates
c/o Thomas Dobyns, Inc.
653 South "B" Street, Suite 100
Tustin, CA 92780-7753

Inland Real Estate Acquisitions, Inc.
Its Successors and Assigns
2901 Butterfield Road
Oak Brook, IL 60523

Re: Estoppel Certificate
    T-1418 Fullerton, CA

Ladies and Gentlemen:

     Reference is made to that certain Declaration and Agreement Establishing Covenants, Conditions, Restrictions and Grants of Easements dated September 12, 1986 by and between Wilson W. Phelps, John W. Phelps and James S. Phelps (collectively "Trustees"), Fullerheim Partners, LTD., a California limited partnership ("Fullerheim"), Anaton Associates, a California limited partnership ("Anaton") and Target Corporation, a Minnesota corporation ("Target"), successor in interest to Montgomery Ward & Co., Incorporated, an Illinois corporation ("Ward") and recorded on May 15, 1987 as Document No. 87-274841, as amended by that certain First Amendment to Declaration and Agreement Establishing Covenants, Conditions, Restrictions and Grants of Easement dated April 9 1987 and recorded on November 17, 1987 as Document No. 87-646471, as amended by that certain Second Amendment to Declaration and Agreement Establishing Covenants, Conditions, Restriction and Grants of Easement dated December 21, 2001, and recorded on February 11, 2002 as Document 20020120384 in Official Records, County of Orange, California (the "Declaration").

     As of the date hereof, the undersigned, as a party to the Declaration, does hereby certify as follows:

     1. The undersinged does not know of any default under the Declaration by Anaton except as follows, and Target does not waive or release its right to audit Common Area Billings/statements as reserved in the Declaration or any other documents that Target and Anaton may be a party to:

          a. Default Notice dated April 5, 2004 regarding assessment of the 2004 Common Area Maintenance Budget (attached hereto);

          b. Default Notice dated April 5, 2004 regarding a building expansion constructed by or permitted to be constructed by Anaton. The building expansion is a direct violation of the terms and conditions of the Declaration. As a result of the building expansion, Target continues to suffer damage to its trash compactor. To date Anaton has not presented a viable solution to this violation. Target holds Anaton responsible for any and all damages suffered by Target as a result of the violation. In the event that Anaton or Target resolves the violation, all costs associated with the remedy shall be deemed the responsibility of Anaton (attached hereto).

     2. There has been no assignment, modification or amendment of the Declaration, except as noted above.

     3. To the knowledge of the undersigned, the Declaration is in full force and effect.

     4. Please be advised that Target and Anaton are parties to that certain Sublease dated September 12, 1986 by and between Target Corporation, a Minnesota corporation, successor in interest to Montgomery Ward & Co., Incorporated, an Illinois corporation ("Sub-Landlord") and Anaton Associates, a California limited partnership ("Sub-Tenant"), as amended by that certain First Amendment to Sublease dated April 9, 1987, as amended by that certain Fourth Amendment to Lease and Second Amendment to Sublease dated December 21, 2001, and as memorialized by that certain Memorandum of Sublease dated September 12, 1986, and recorded on May 15, 1987 as Document 87-274838, as amended by that certain First Amendment to Memorandum of Sublease dated April 9,
          1987, and recorded on November 17, 1987 as Document 87-646472, as amended by that certain First (should read "Second") Amendment to Memorandum of Sublease dated December 21, 2001, and recorded on February 11, 2002 as Document 20020120386 in Official Records of Orange County, California (the "Sublease").

The statements contained herein are not affirmative representations, warranties, covenants or waivers, and the undersigned shall not be liable on account of any information herein contained notwithstanding the failure of the undersigned, for any reason, to disclose correct and/or relevant information, however the undersigned shall be estopped from asserting any claim or defense against you to the extent (a) such claim or defense is based upon facts now known to the undersigned which are contrary to the statements contained herein, (b) you have acted in reasonable reliance upon such statements without knowledge of facts to the contrary, and (c) you are a bona fide purchaser or encumbrancer for value of real property which is subject to the Declaration. Notwithstanding anything contained in this Estoppel Certificate to the contrary, nothing contained herein shall be construed as a waiver by the undersigned of (and the undersigned hereby expressly reserves): (a) any audit and/or adjustment rights in the Declaration which have not expired as of the date of this Certificate, and/or
(b) any rights to challenge acts committed by Anaton for which approval by the undersigned was required but was not sought or obtained.

TARGET CORPORATION


By:  /s/ Scott Nelson                               Dated: 6-22-04
   --------------------                                   ----------------------
     Scott Nelson
     Vice President

cc:  David Marquis, Director - Real Estate
     Joanne Sitt, Manager - Property Administration
     Kim Wier, Manager - Property Administration

TARGET CORPORATION           Denice De Paepe
PROPERTY MANAGEMENT          Target Corporation
                             TPN - 0710
                             1000 Nicollet Mall
                             Minneapolis, MN 55403
                             T(612)761-1435
                             F(612)761-6550

                             April 5, 2004

VIA CERTIFIED MAIL - RETURN RECEIPT REQUESTED

Anton Associates Ltd.
C/o Williams Real Estate Management, Inc.
125 E. Baker St.
Suite 208
Costa Mesa, CA 92626
Attn:    Audrey Williams

RE: DECLARATION AND AGREEMENT ESTABLISHING COVENANTS, CONDITIONS, RESTRICTIONS AND GRANTS OF EASEMENT (CC&R'S) DATED SEPTEMBER 12, 1988

Dear Audrey:

Target Corporation has completed a review of the CC&R's, and finds that it is missing information necessary to perform an accurate assessment of the '04 Common Area Maintenance budget. Please provide us with the following:

     -    An updated Rent Roll, including square footages,

     -    An explanation and break down of the Pro Rata Share calculations,

     - As required under Section 12.2.4 of the CC&R a copy of the Operator Agreement, including but not limited to, the Management Contract for Williams Real Estate Management, Inc..

Target Corporation would also like to reiterate that it is very concerned about the expenses associated with Common Area Maintenance at this location. The expenses associated with comparable centers in Orange County are much lower on a per square foot basis. Target Corporation is investigating its options as listed under Section 12.2.7 of the CC&R, and would appreciate any information available to better understand the expenses associated with this location.

Thank you for your attention to these matters.

Sincerely,


Denice De Paepe
Sr. Property Management Specialist

cc:  Kim Wier, Property Administrator, Target Corporation
     Kurt Wast, Property Management Accountant, Target Corporation

                           [TARGET CORPORATION LOGO]

Direct Dial: 612/761-1554
Fax: 612/761-3735
E-mail: kim.wier@target.com

April 5, 2004

Anaton Associates Ltd.
c/o Williams Real Estate Management, Inc.
125 E. Baker St.
Suite 208
Costa Mesa, CA 92626
Attn: Audrey Williams

RE: T1418 - 200 W ORANGETHORPE AVE, FULLERTON, CALIFORNIA - DECLARATION AND AGREEMENT ESTABLISHING COVENANTS, CONDITIONS, RESTRICTIONS AND GRANTS OF EASEMENTS, BETWEEN WILSON W. PHELPS, JOHN W. PHELPS AND JAMES S. PHELPS AS TRUSTEES UNDER THE WILL OF JOHN W. PHELPS, DECEASED, FULLERHEIM PARTNERS, LTD., ANATON ASSOCIATES AND TARGET CORPORATION, SUCCESSOR IN INTEREST TO MONTGOMERY WARD & CO. INCORPORATED, DATED SEPTEMBER 12, 1986 ("DECLARATION")

Dear Audrey:

It has come to our attention that a building located on Parcel 2 was recently expanded ("Building Expansion"). The Target Corporation Building Services Department has notified us that the Building Expansion interferes with the Target Store operation and its ability to utilize its trash compactor. There have been times when the trash hauler has refused to pick up our trash, forcing Target to acquire and incur the cost for an open top trash container. Currently our trash hauler reports that it is impossible for the driver to get to Target's compactor in a straight direction. Therefore, the driver pulls and returns the container from an angled position, causing excessive wear on parts of the container. The hauler believes that as a result, the equipment will need to be repaired soon. Attached is a photo which demonstrates the difficulties our trash hauler has in attempting to make a straight connection.

The construction of the Building Expansion is a violation of the terms and conditions of the Declaration. Section 4.1.1 of the Declaration, defines Building Area as those areas depicted and identified on the Site Plan as being areas upon which buildings or portions thereof may be located. Section 4.1.2 provides that no building or similar structure may be constructed or maintained within the Center unless it is located within a Building Area. Additionally,
Section 6.4 of the Declaration states

              Target - Marshall Field's - Mervyn's - target_direct
           Target Financial Services - Target Brands - AMC - DCT
    Property Development, 1000 Nicollet Mall, Minneapolis, Minnesota 55403 that "No structure, building, fence, hedge, wall, sign or other obstruction shall be placed within the Common Areas of the Center, or except with the prior written consent of the then current Owners". The Parcel 2 Building Expansion is outside of a Building Area and is located in the Common Areas. Target did not receive a request for an Amendment to the Declaration to permit the construction of the Building Expansion.

Target considers the trash hauling difficulties and damage to the trash compactor the result if the Building Expansion and requires that Anton Associates, Ltd. correct the problem, and reimburse Target Corporation for any expenses incurred to date. We have analyzed the situation and determined three remedies to the situation:

     1. Anton Associates, Ltd. can assume responsibility for the repair and replacement of the trash compactor so long as the premises are owned and operated by Target Corporation, its successors and assigns. This will require a written agreement.
     2. Anton Associates, Ltd. can pay the cost to relocate the trash compactor. This may not be possible with the current configuration of the Target dock area in that Target cannot afford to use one of its truck bays for the compactor.
     3. Anton Associates, Ltd. can remove the building expansion, and return the Target dock area to its previous clearances.

Please review the situation and respond with your proposed solution. If a response has not been received by April 23rd, this matter will be referred to our Legal Department.

Sincerely,

/s/ Kimberly J. Wier
Kimberly J. Wier
Property Administrator

cc:  Denice DePaepe, Building Services
     Eddie Goerlinger, Building Services
     Trad Raper, Building Services
     T1418.STL
     David Marquls, Director - Real Estate